Exhibit 99.1

For Release           Immediate


Contacts (News Media) Mark Lubbers, EVP, Corporate Affairs 317.817.4418 (News Media) Brenda Adrian, Sitrick and Company Inc. 212.573.6100 (Investors) Tammy Hill, SVP, Investor Relations 317.817.2893


          CONSECO, INC. RECEIVES COURT APPROVAL OF DISCLOSURE STATEMENT
 Court Ruling Gives Company Go Ahead to Solicit Votes on Plan of Reorganization;
                    Confirmation Hearing Set for May 28, 2003

Indianapolis, Ind., March 18, 2003-- Conseco, Inc. (OTCBB:CNCEQ) reported today that it received Bankruptcy Court approval of its Disclosure Statement for its Plan of Reorganization.

The approval of the Disclosure Statement allows Conseco to commence soliciting votes for confirmation of its Plan of Reorganization. The Disclosure Statement and ballots to vote on the plan are expected to be mailed shortly. The voting record date is March 19, 2003 and the deadline for returning the completed ballots is May 14, 2003. The hearing to consider confirmation of the Plan is scheduled to begin on May 28, 2003.

"We are very pleased that the Court has approved the adequacy of our Disclosure Statement," said William J. Shea, president and chief executive officer. "With the continued support of our banks and bondholders and the Official Committee of Unsecured Creditors, we continue to make considerable progress in our efforts to reorganize our capital structure and our businesses." Upon emergence from Chapter 11, Conseco, Inc. will be engaged exclusively in the insurance business.

The full texts of the Second Amended Joint Plan of Reorganization and Second Amended Disclosure Statement are available at http://www.bmccorp.net/conseco and will soon be available at the SEC's website at www.sec.gov. The Disclosure Statement and Plan do not govern the Chapter 11 petitions filed by Conseco Finance Corp. or its subsidiaries.

     Note on forward-looking statements: Some of the statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include those that use words such as "anticipate," "believe," "plan," "estimate," "expect," "project," "intend," "may," "will," "would," "contemplate," "possible," "attempts," "seeks," "should," "could," "goal," and other similar expressions. Forward-looking statements are subject to known and unknown risks, uncertainties and other factors which may cause actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by the forward-looking statements. Assumptions and other important factors that could cause our actual results to differ materially from those anticipated in our forward-looking statements include, among other things:
(i) the ability of Conseco to develop, prosecute, confirm and consummate one or more plans of reorganization with respect to the Chapter 11 petitions; (ii) the potential adverse impact of the Chapter 11 petitions on Conseco's operations, management and employees; (iii) the outcome and timing of Conseco's efforts to restructure and/or sell assets of Conseco Finance; (iv) general economic conditions and other factors, including prevailing interest rate levels, stock and credit market performance and health care inflation, which may affect (among other things) Conseco's ability to sell its products, its ability to make loans and access capital resources and the costs associated therewith, the market value of Conseco's investments, the lapse rate and profitability of policies, and the level of defaults and prepayments of loans made by Conseco; (v) Conseco's ability to achieve anticipated synergies and levels of operational efficiencies, including from our process excellence initiatives, and to achieve the goals of recent restructuring initiatives undertaken at Conseco Insurance Group; (vi) customer response to new products, distribution channels, marketing initiatives and the Chapter 11 petitions; (vii) mortality, morbidity, usage of health care services and other factors which may affect the profitability of Conseco's insurance products; (viii) performance of our investments; (ix) changes in the Federal income tax laws and regulations which may affect the relative tax advantages of some of Conseco's products; (x) increasing competition in the sale of insurance and annuities and in the finance business;
(xi) regulatory changes or actions, including those relating to regulation of the financial affairs of our insurance companies, regulation of financial services affecting (among other things) bank sales and underwriting of insurance products, regulation of the sale, underwriting and pricing of products, and health care regulation affecting health insurance products; (xii) actions by rating agencies and the effects of past or future actions by these agencies on Conseco's business, including the impact of recent rating downgrades; (xiii) the ultimate outcome of lawsuits filed against Conseco; and (xiv) the risk factors or uncertainties listed from time to time in Conseco's filings with the Securities and Exchange Commission and with the U.S. Bankruptcy Court in connection with the Company's Chapter 11 petitions. Other factors and assumptions not identified above are also relevant to the forward-looking statements, and if they prove incorrect, could also cause actual results to differ materially from those projected.

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